As filed with the Securities and Exchange Commission on July 20, 2012

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Forest Oil Corporation

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	25-0484900 (I.R.S. Employer Identification Number)

707 Seventeenth Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cyrus D. Marter IV

Senior Vice President, General Counsel and Secretary

Forest Oil Corporation

707 Seventeenth Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Craig L. Evans

Scott D. Claassen

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock, including attached preferred share purchase rights (2)
Preferred Stock
Depositary shares representing preferred stock (3)
Warrants
Debt Securities
Guarantees of Debt Securities
Units (4)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.

(2)	Each share of common stock registered hereunder includes an associated First Series Junior Preferred Stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the First Series Junior Preferred Stock purchase rights are not exercisable and may be transferred only with the common stock. No separate consideration is payable for the First Series Junior Preferred Stock purchase rights.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(5)	Forest Oil Permian Corporation, a subsidiary of Forest Oil Corporation, may be a guarantor of the Debt Securities registered hereunder and, therefore, has been listed as a Co-Registrant for the purpose of providing guarantees relating to the Debt Securities registered hereunder. The Co-Registrant is a corporation organized under the laws of the State of Delaware and its I.R.S. Employer Identification Number is 75-1362284.

PROSPECTUS

FOREST OIL CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Guarantees of Debt Securities

Units

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices, and on terms that we will determine at the time of the offering. These securities may be offered and sold separately or together in units with other securities described in this prospectus.

We will provide the specific terms of the securities to be sold by us, and the methods by which we will sell them, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering. We may sell the securities directly or we may distribute them through underwriters, dealers, or agents, or through a combination of these methods of sale. If any underwriter, dealer or agent is involved in selling these securities, its name, the applicable purchase price, fee, commission or discount arrangement and the net proceeds to us from the sale of securities will be described in a prospectus supplement or other offering materials. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “FST.”

Investing in these securities involves certain risks. You should carefully consider the risk factors on page 3 of this prospectus or incorporated by reference herein in evaluating an investment in our securities.

Our principal executive offices are located at 707 17th Street, Suite 3600, Denver, Colorado 80202, and our telephone number at our principal executive offices is (303) 812-1400.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may from time to time offer and sell the securities covered by this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by us. Each time we offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to certain of our filings with the SEC. You are urged to read carefully this prospectus and the information incorporated by reference in this prospectus, including the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before investing in our securities. See “Where You Can Find More Information.”

Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” “us,” “Forest,” or other similar terms as used in this prospectus refer to Forest Oil Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements are statements, other than statements of historical facts or present facts, that address activities, events, outcomes, and other matters that Forest plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “should,” “future,” “potential,” “continue,” the negative of such words or other variations of such words, and similar expressions identify forward-looking statements, and any statements regarding our future financial condition, results of operations, and business are also forward-looking statements. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on our current intent, belief, expectations, estimates, projections, forecasts, and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These statements are not guarantees of future performance. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	estimates of our oil and natural gas reserves;

•	estimates of our future oil and natural gas production, including estimates of any increases or decreases in our production;

•	our future financial condition and results of operations;

•	our future revenues, cash flows, and expenses;

1

•	our access to capital and our anticipated liquidity;

•	our future business strategy and other plans and objectives for future operations;

•	our outlook on oil and natural gas prices;

•	the amount, nature, and timing of the completion of any planned asset-monetization transactions;

•	the amount, nature, and timing of future capital expenditures, including future development costs;

•	our ability to access the capital markets to fund capital and other expenditures;

•	our assessment of our counterparty risks and the ability of our counterparties to perform their future obligations; and

•	the impact of federal, state, and local political, regulatory, and environmental developments in the United States and certain foreign locations where we conduct business operations.

We believe the expectations, estimates, projections, forecasts, and assumptions reflected in our forward-looking statements are reasonable, but we can give no assurance that they will prove to be correct. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, and sale of oil and gas. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, among other things:

•	the volatility of oil and natural gas prices;

•	the level of our indebtedness;

•	our ability as a relatively small company to effectively compete with much larger producers;

•	the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures;

•	our ability to replace and sustain production;

•	the impact of the expiration of leases of our undeveloped leasehold acreage;

•	our reliance on third parties for the marketability of our production;

•	the risks inherent in drilling activities;

•	our use of hedging transactions;

•	the ability of financial counterparties to perform or fulfill their obligations under existing agreements;

•	regulatory and environmental risks associated with exploration, drilling, and production activities;

•	declines in the value of our oil and natural gas properties resulting in a decrease in our borrowing base under our bank credit facilities and ceiling test write-downs; and

•	potential liabilities related to the pending bankruptcy of Pacific Energy Resources, Ltd.

2

Should one or more of the risks or uncertainties described above or elsewhere or incorporated by reference into this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, and we undertake no obligation to update this information to reflect events or circumstances after the date of this prospectus, except as required by law. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus and attributable to us are expressly qualified in their entirety by these cautionary statements. These cautionary statements should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

FOREST OIL CORPORATION

We are an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and natural gas liquids primarily in North America. We were incorporated in New York in 1924, as the successor to a company formed in 1916, and have been a publicly held company since 1969.

We currently conduct our operations in one industry segment, oil and gas exploration and production, and have one reportable geographical business segment, the United States. Our total estimated proved reserves as of December 31, 2011, were approximately 1,904 Bcfe. At December 31, 2011, approximately 97% of our estimated proved reserves were in the United States. Having spun off our Canadian operations on September 30, 2011, we currently conduct our operations in one reportable geographical segment - the United States. Our core operational areas are in the Texas Panhandle, the East Texas / North Louisiana area, and the Eagle Ford Shale in South Texas.

Our common stock trades on the New York Stock Exchange under the symbol “FST.”

Our principal executive offices are located at 707 17th Street, Suite 3600, Denver, Colorado 80202, and our telephone number at our principal executive offices is (303) 812-1400.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement, this prospectus, or incorporated by reference, including the risk factors and other cautionary statements described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 210,000,000 shares of stock, including:

•	200,000,000 shares of common stock, $0.10 par value per share, of which 118,224,542 shares were issued and outstanding as of July 12, 2012; and

•	10,000,000 shares of preferred stock, $0.01 par value per share, which is classified into two classes, senior preferred stock and junior preferred stock, both of which are issuable in one or more series, of which no shares are currently issued or outstanding.

3

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our restated certificate of incorporation and bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference in this prospectus.

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “FST.”

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will, when issued, also be fully paid and non-assessable.

Our common shareholders are entitled to one vote per share of common stock in the election of directors and on all other matters submitted to a vote of our common shareholders. Our common shareholders do not have preemptive or cumulative voting rights. Accordingly, holders of a majority of common shares outstanding may elect all directors standing for election.

Our common shareholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of any outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution, or winding up, our common shareholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common shareholders do not have any preemptive, subscription, redemption, or conversion rights.

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve, or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Preferred Stock

The following summary describes certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including, among other things:

•	the class, the series, the number of shares offered, and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion or exchange; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

4

Our restated certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our shareholders. The board can also determine the number of shares of each series. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include, among other things:

•	voting powers;

•	designations;

•	preferences;

•	dividend rights;

•	dividend rates;

•	terms of redemption;

•	redemption process;

•	conversion or exchange rights; and

•	any other terms permitted to be established by our certificate of incorporation and by applicable law.

In some cases, the issuance of preferred stock could delay, defer, or prevent a change in control of our company. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our restated certificate of incorporation, bylaws, shareholders’ rights agreement, and the New York Business Corporation Law, or NYBCL, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

Classified Board of Directors. Our bylaws contain provisions for a staggered board of directors, with only one-third of the board standing for election each year. A staggered board makes it more difficult for shareholders to change the majority of the directors.

Shareholder Proposals. Our bylaws contain provisions requiring advance notification for any shareholder proposal, including, among other things, the nomination by a shareholder of a candidate for election to our board of directors, if such matter is to be brought before an annual meeting or special meeting of the shareholders. These bylaw provisions are the exclusive means by which a shareholder may make nominations or submit other business before a meeting of our shareholders.

Blank Check Preferred Stock. Our restated certificate of incorporation authorizes the issuance of blank check preferred stock. Our board of directors can set the voting, redemption, conversion, and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring, or preventing a change in control of our company. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer, or other takeover attempt which our board opposes.

5

Shareholders’ Rights Agreement. Our board of directors has adopted a shareholders’ rights agreement. Under the rights agreement, each share of common stock includes a preferred stock purchase right (the “rights”). Each right entitles the registered holder under the circumstances described below to purchase from our company one one-hundredth of a share of our First Series Junior Preferred Stock, par value $0.01 per share (the “preferred shares”), at a price of $120 per one one-hundredth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement (as amended and restated as of the date of this prospectus). The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.

Until the distribution date, the rights will be transferred with and only with our common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates or ownership statements issued after October 29, 1993 upon transfer or any new issuance of the common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for common stock, even without such notation or a copy of a summary of the rights being attached thereto, will also constitute the transfer of the rights associated with the common stock represented by such certificate. One right is issued for each share of our common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of: 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting shares; and 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding voting shares.

As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

The rights are not exercisable until the distribution date. The rights will expire on October 29, 2013, unless the expiration date is extended or the rights are earlier redeemed or exchanged by us.

If a person or group acquires beneficial ownership of 20% or more of our outstanding voting shares, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-hundredths of a preferred share, that at the time of such acquisition has a market value of two times the exercise price of the right.

If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the exercise price of the right.

The dividend, liquidation, and voting rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-hundredth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (a) $1.00 in cash, and (b) 100 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $100 per share, and (b) 100 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation, or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash, or other property, each whole preferred share will be entitled to 100 times the amount received per share of common stock. Each whole preferred share will be entitled to 100 votes on all matters submitted to a vote of our shareholders, and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our shareholders.

6

The purchase price and the number of one one-hundredths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting shares and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting shares, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at the exchange ratio calculated in accordance with the rights agreement.

At any time prior to the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding common stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Business Combinations under New York law. We are a New York corporation and are subject to the NYBCL. The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company. In general such provisions prohibit an interested shareholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the board of directors prior to the interested shareholder’s stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested shareholder’s stock acquisition date, the price paid to all the shareholders under such transaction meets statutory criteria.

A business combination is defined by Section 912 of the NYBCL as including various transactions between the corporation and an interested shareholder, including mergers, consolidations, transfers of assets (whether by sale, lease, exchange, mortgage, pledge, transfer or otherwise), certain share issuances, liquidation or dissolution, certain reclassifications of securities, and other transactions resulting in financial benefit to the shareholder.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock in the United States is ComputerShare Shareowner Services LLC.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any depositary shares that we may offer in more detail. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final deposit agreement and depositary receipts. See “Where You Can Find More Information.”

7

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred stock of a specified series (including distributions, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. The shares of each series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement or other offering materials relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

Distributions

A depositary will be required to distribute all cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent shares of preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem shares of a series of the preferred stock underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders of the

8

depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the applicable series of preferred stock. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares or by any other equitable method determined by us.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All distributions will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement or other applicable offering materials.

Conversion or Exchange of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for shares of common stock, shares of preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement or other applicable offering materials, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the shares of preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement or other applicable offering materials, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

U.S. Federal Income Tax Consequences Relating to Depositary Shares

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of shares of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account, for U.S. federal income tax purposes, income and deductions to which you would be entitled if you were a holder of shares of the underlying series of preferred stock. In addition:

9

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

•	the tax basis of each share of preferred stock to you as an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the shares of preferred stock; and

•	if you held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related shares of preferred stock have been redeemed;

•	there shall have been a final distribution in respect of the related shares of preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the shares of preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.

10

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related shares of preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of warrants. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read in the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any warrants that we may offer in more detail. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and the terms of the applicable final warrants and warrant agreement. See “Where You Can Find More Information.”

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, preferred stock, depositary shares, warrants, debt securities or units. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement or other applicable offering materials will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants

•	the aggregate number of the warrants

•	the designation and terms of the securities purchasable upon exercise of the warrants;

11

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the offering price for the warrants

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement or other applicable offering materials. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement or other offering materials applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or other applicable offering materials, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the forms of indentures we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement or other offering materials which will describe the particular terms of any debt securities that we may

12

offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information.”

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture.” We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any additional indentures or any indenture supplement, we will file a copy of that indenture or supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the indenture supplement under which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

The following description is a summary of the material provisions of the forms of indentures. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement or Other Offering Materials

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon maturity or upon acceleration;

13

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	any limits on ownership or transferability;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for conversion, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any additional amounts payable in respect of taxes or government charges or assessments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the covenants and events of default if different from or in addition to those described in this prospectus;

14

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•	whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

We will describe in the applicable prospectus supplement or other offering materials the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.

15

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement or other applicable offering materials.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or other offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable indenture supplement, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

16

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement or other applicable offering materials, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required and (ii) we will do or cause to be done all things necessary to

17

preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets”. The board resolution or indenture supplement establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on or additional amounts with respect to any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•	failure to perform any other covenant or agreement of ours under the indenture or the indenture supplement with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any indenture supplement under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it considers such withholding of notice to be in the best interests of the holders.

Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, no holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

18

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the receipt of the request and offer of indemnity.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indenture supplements to the indentures, among other things to:

•	add additional obligors on, guarantees to or secure any series of debt securities;

•	evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•	add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•	add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such indenture supplement and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•	make any other provisions with respect to matters or questions arising under the indentures, provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; or

19

•	establish the form or terms of debt securities of any series and to make any change that does not materially adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such indenture supplement (voting as one class), we and the trustee may enter into one or more indenture supplements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more indenture supplements with the consent of the holders of debt securities of the affected series as described above, no such indenture supplement shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or indenture supplement or any waiver provided in the indenture.

Unless otherwise provided in a indenture supplement with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except

•	a default in the payment of principal of or any premium or interest, or any additional amounts with respect to such series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•	the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

20

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in an indenture supplement with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a indenture supplement with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in an indenture supplement with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, interest and any additional amounts with respect to the debt securities of the defeased series.

In the event the we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a indenture supplement with respect to any series of debt securities, we may not:

21

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity; unless in the case of both preceding clauses:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by indenture supplement, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such indenture supplement (if any) comply with the applicable indenture.

Except for the above restrictions, the indenture does not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service its debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a indenture supplement.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

22

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under an indenture supplement separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a indenture supplement may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Our subsidiaries may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to senior debt securities that we offer in any prospectus supplement and may issue unconditional guarantees on an unsecured, subordinated basis with respect to subordinated debt securities that we offer in any prospectus supplement. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

The obligations of our operating subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

23

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the general terms and provisions of the units that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of unit agreement with respect to the units of any particular series which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of units. While the terms we have summarized below will apply generally to any units we may offer, you should read the applicable prospectus supplement or other applicable offering materials which will describe the particular terms of any units that we may offer in more detail. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final units and unit agreement. See “Where You Can Find More Information.”

We may issue units, each comprised of two or more shares of common stock, shares of preferred stock, depositary shares, warrants, debt securities and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement or other offering materials for a series of units will provide information relating to the terms of the series of units being offered, which may include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish, subject to any applicable limitations on the issuance of the securities included in the unit. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement or other offering materials.

24

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement or other offering materials.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement or other offering materials.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the certificate of designation, depositary agreement, warrant agreement, indenture or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to common stock, preferred stock, depositary shares, warrants and debt securities, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement or other offering materials.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

25

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Information with respect to book-entry procedures, if any, will be described in the applicable prospectus supplement or other offering materials.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities.”

26

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods presented:

	Three Months Ended March 31,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (a)	(b)	2.0	2.7	(b)	(b)	2.2
Ratio of combined fixed charges and preference dividends to earnings (c)

(a)	For purposes of calculating the ratios of earnings to fixed charges:

•	“earnings” consist of earnings from continuing operations before income taxes, undistributed earnings of equity investees, and fixed charges, less capitalized interest; and

•	“fixed charges” consist of interest (whether expensed or capitalized), amortization of debt costs and discounts or premiums relating to any indebtedness, and estimated portion of rental costs that is equivalent to interest costs.

(b)	The ratios indicate a less than one-to-one coverage because the earnings are inadequate to cover the fixed charges (i) for the three months ended March 31, 2012 by $35.1 million, (ii) for the year ended December 31, 2009 by $1.3 billion, and (iii) for the year ended December 31, 2008 by $1.7 billion.

(c)	We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly to one or more other purchasers;

•	through a block transaction in which the broker-dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, broker-dealer, or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including, among other things:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to broker-dealers;

27

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement, or understanding entered into with the underwriters or broker-dealers; and

•	any other information we believe is important.

If underwriters or broker-dealers are used in the sale, the securities will be acquired by the underwriters or broker-dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker-dealer acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or broker-dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or broker-dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or broker-dealers to other broker-dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, broker-dealers, or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

28

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters, broker-dealers, and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, broker-dealers, or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, broker-dealers, agents, and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, broker-dealers, or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

 Certain legal matters in connection with the offered securities will be passed upon by Stinson Morrison Hecker LLP.

EXPERTS

The consolidated financial statements of Forest Oil Corporation and subsidiaries appearing in Forest Oil Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of Forest Oil Corporation’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2011, 2010, and 2009 set forth or incorporated by reference in this prospectus are based upon reserve reports audited by DeGolyer and MacNaughton, an independent reservoir engineering firm.

29

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.forestoil.com. We do not intend for information contained in our website to be part of this prospectus.

We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus the documents listed below, which we filed with the SEC, and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) subsequent to the date of this prospectus and prior to the termination of the offering of the securities pursuant to this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

•	Amended Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2012;

•	Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01) filed January 10, 2012, February 17, 2012, March 16, 2012, April 13, 2012,May 11, 2012, May 29, 2012, June 4, 2012, June 15, 2012, and June 25, 2012; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on October 20, 1997, as amended by Amendment No. 1 to Form 8-A filed on October 17, 2003.

You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address or phone number:

Forest Oil Corporation
Attention: Corporate Secretary
707 17th Street
Suite 3600
Denver, Colorado 80202
Phone: (303) 812-1400

You should rely only on the information contained in this prospectus, any prospectus supplement, and the information we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since that date.

30

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the securities being registered hereby. All of the fees set forth below, except for the SEC registration fee, are estimates.

SEC registration fee	*
Accounting fees and expenses	**
Printing expenses	**
Legal fees and expenses	**
Miscellaneous	**
Total*	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	The applicable prospectus supplement will set forth the estimated amount of expenses in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Sections 721 through 725 of the New York Business Corporation Law (the “NYBCL”) permit New York corporations such as Forest Oil Corporation, acting through their boards of directors, to extend broad protection to their directors, officers, and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the NYBCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be “wholly” successful, and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the NYBCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the NYBCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

Article IX of our bylaws contains very broad indemnification provisions which permit us to avail ourselves of the NYBCL to extend broad protection to our directors, officers and employees by way of indemnity and advancement of expenses. Our bylaws set out the standard under which we will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. Our bylaws also establish the manner of handling indemnification when a lawsuit is settled. It is not intended that our bylaws are an exclusive method of indemnification.

II-1

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 16. Exhibits.

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.3	Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.4	Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation Registration Statement on Form S-2 dated January 25, 1996 (File No. 33-64949).

4.5	Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.6	Bylaws of Forest Oil Corporation Restated as of February 14, 2001 as amended by Amendments No. 1, No. 2, No. 3, No. 4, and No. 5 incorporated herein by reference to Exhibit 3.6 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2011 (File No. 001-13515).

4.7	Indenture dated December 7, 2001 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.5 to Forest Oil Corporation Registration Statement on Form S-4 dated February 6, 2002 (File No. 333-82254).

4.8	Indenture dated as of April 25, 2002 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.6 to Forest Oil Corporation Registration Statement on Form S-4 dated June 11, 2002 (File No. 333-90220).

4.9	Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.10	Indenture dated as of February 17, 2009 among Forest Oil Corporation, Forest Oil Permian Corporation, and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.4 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2008 (File No. 001-13515).

4.11	First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation dated October 17, 2003 (File No. 001-13515).

II-2

Exhibit Number	Description

4.12	U.S. Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Forest Oil Corporation, each of the lenders that is party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, BNP Paribas, BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Islands Branch, and Deutsche Bank Securities, Inc., as Co-U.S. Documentation Agents, and JP Morgan Chase Bank, N.A., as Global Administrative Agent, incorporated herein by reference to Exhibit 4.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.13	First Amendment dated May 9, 2008 to Second Amended and Restated Combined Credit Agreements dated June 6, 2007 among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 9, 2008 (File No. 001-13515).

4.14	Second Amendment dated March 16, 2009, to Second Amended and Restated Combined Credit Agreements dated June 6, 2007, among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent., incorporated herein by reference to Exhibit 4.1 for Form 8-K for Forest Oil Corporation dated March 16, 2009 (File No. 001-13515).

4.15	Third Amendment to Second Amended and Restated U.S. Credit Agreement and Termination of Second Amended and Restated Canadian Credit Agreement, dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., JPMorgan Chase Bank, N.A., Toronto branch, as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as global administrative agent, and the Lenders named therein, incorporated by reference to Exhibit 4.1 to Form 8-K to Forest Oil Corporation filed June 1, 2011 (File No. 001-13515).

4.16	Third Amended and Restated Credit Agreement, dated as of June 30, 2011, among Forest Oil Corporation, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed July 6, 2011 (File No. 001-13515).

*4.17	Form of Senior Indenture

*4.18	Form of Subordinated Indenture

**4.19	Form of Senior Debt Security

**4.20	Form of Subordinated Debt Security

**4.21	Form of Certificate of Designation

**4.22	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares

**4.23	Form of Preferred Stock Certificate

**4.24	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-2 (Registration No. 33-64949) filed December 13, 1995.

**4.25	Form of Warrant Agreement, including form of Warrant

**4.26	Form of Unit Agreement, including form of Unit

*5.1	Opinion of Stinson Morrison Hecker LLP, as to the validity of the securities.

II-3

Exhibit Number	Description

*12.1	Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of DeGolyer and MacNaughton.

*23.3	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

** To be filed either by amendment or as an exhibit under the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-4

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 20, 2012.

FOREST OIL CORPORATION

By: /s/ MICHAEL N. KENNEDY
Name: Michael N. Kennedy
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael N. Kennedy, Cyrus D. Marter IV, and Victor A. Wind, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ PATRICK R. MCDONALD	Interim Chief Executive Officer and Director	July 20, 2012
Patrick R. McDonald	(Principal Executive Officer)

/s/ MICHAEL N. KENNEDY	Executive Vice President and Chief Financial Officer	July 20, 2012
Michael N. Kennedy	(Principal Financial Officer)

/s/ VICTOR A. WIND	Senior Vice President, Chief Accounting Officer and	July 20, 2012
Victor A. Wind	Corporate Controller (Principal Accounting Officer)

/s/ JAMES D. LIGHTNER	Chairman of the Board	July 20, 2012
James D. Lightner

/s/ LOREN K. CARROLL	Director	July 20, 2012
Loren K. Carroll

/s/ DOD A. FRASER	Director	July 20, 2012
Dod A. Fraser

/s/ JAMES H. LEE	Director	July 20, 2012
James H. Lee

/s/ RAYMOND I. WILCOX	Director	July 20, 2012
Raymond I. Wilcox

EXHIBIT INDEX

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.3	Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.4	Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation Registration Statement on Form S-2 dated January 25, 1996 (File No. 33-64949).

4.5	Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.6	Bylaws of Forest Oil Corporation Restated as of February 14, 2001 as amended by Amendments No. 1, No. 2, No. 3, No. 4, and No. 5 incorporated herein by reference to Exhibit 3.6 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2011 (File No. 001-13515).

4.7	Indenture dated December 7, 2001 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.5 to Forest Oil Corporation Registration Statement on Form S-4 dated February 6, 2002 (File No. 333-82254).

4.8	Indenture dated as of April 25, 2002 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.6 to Forest Oil Corporation Registration Statement on Form S-4 dated June 11, 2002 (File No. 333-90220).

4.9	Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.10	Indenture dated as of February 17, 2009 among Forest Oil Corporation, Forest Oil Permian Corporation, and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.4 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2008 (File No. 001-13515).

Exhibit Number	Description

4.11	First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation dated October 17, 2003 (File No. 001-13515).

4.12	U.S. Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Forest Oil Corporation, each of the lenders that is party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, BNP Paribas, BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Islands Branch, and Deutsche Bank Securities, Inc., as Co-U.S. Documentation Agents, and JP Morgan Chase Bank, N.A., as Global Administrative Agent, incorporated herein by reference to Exhibit 4.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.13	First Amendment dated May 9, 2008 to Second Amended and Restated Combined Credit Agreements dated June 6, 2007 among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 9, 2008 (File No. 001-13515).

4.14	Second Amendment dated March 16, 2009, to Second Amended and Restated Combined Credit Agreements dated June 6, 2007, among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent., incorporated herein by reference to Exhibit 4.1 for Form 8-K for Forest Oil Corporation dated March 16, 2009 (File No. 001-13515).

4.15	Third Amendment to Second Amended and Restated U.S. Credit Agreement and Termination of Second Amended and Restated Canadian Credit Agreement, dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., JPMorgan Chase Bank, N.A., Toronto branch, as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as global administrative agent, and the Lenders named therein, incorporated by reference to Exhibit 4.1 to Form 8-K to Forest Oil Corporation filed June 1, 2011 (File No. 001-13515).

4.16	Third Amended and Restated Credit Agreement, dated as of June 30, 2011, among Forest Oil Corporation, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed July 6, 2011 (File No. 001-13515).

*4.17	Form of Senior Indenture

*4.18	Form of Subordinated Indenture

**4.19	Form of Senior Debt Security

**4.20	Form of Subordinated Debt Security

**4.21	Form of Certificate of Designation

**4.22	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares

Exhibit Number	Description

**4.23	Form of Preferred Stock Certificate

**4.24	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-2 (Registration No. 33-64949) filed December 13, 1995.

**4.25	Form of Warrant Agreement, including form of Warrant

**4.26	Form of Unit Agreement, including form of Unit

*5.1	Opinion of Stinson Morrison Hecker LLP, as to the validity of the securities.

*12.1	Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of DeGolyer and MacNaughton.

*23.3	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

**	To be filed either by amendment or as an exhibit under the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement.